SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2005

Fisher Scientific International Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10920	02-0451017

(State or other jurisdiction of	(Commission	I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
Liberty Lane, Hampton, New Hampshire		03842

(Address of principal executive offices)		(Zip Code)

(603) 926-5911

(Registrant’s telephone number, including area code)

None

(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1 Seperation Agreement
EX-10.2 Employment Agreement
EX-99.1 Press Release dated March 14, 2005

Item 1.01 Entry into a Material Definitive Agreement.

DuChene Separation Agreement

Effective as of March 4, 2005, Mr. Todd DuChene resigned his positions as Senior Vice President of Corporate Development, Chief Legal Officer, and Secretary of Fisher Scientific International, Inc. (the “Company”). In connection with such resignation, the Company and Mr. DuChene entered into a separation agreement (the “Separation Agreement”).

Pursuant to the Separation Agreement executed on March 9, 2005, until August 31, 2005, Mr. DuChene will perform duties consistent with his former position as requested by the Vice Chairman of the Company. Mr. DuChene’s employment with the Company will terminate on August 31, 2005. In addition, Mr. DuChene will provide consulting services for the Company for six months following his termination of employment in exchange for compensation equal to $175,000.

In connection with Mr. DuChene’s termination of employment, the Company will provide Mr. DuChene with (i) a lump sum cash severance payment equal to $1,650,000; (ii) two years of continued medical, dental, and vision benefits for him and his dependents; (iii) a lump sum distribution of his vested account balances under the Company’s Supplemental Savings Plan and Executive Retirement and Savings Program (reflecting credit for two additional years of service for purposes of vesting and calculation of his benefit); and (iv) retiree medical benefits in accordance with the Company’s retiree medical insurance program as in effect from time to time. In addition, Mr. DuChene’s outstanding Company stock options will vest in full eight days after Mr. DuChene executes a standard release of claims (the “Release”) and remain exercisable until the earlier of November 30, 2005 or the expiration of the original term of each such option (and any stock subject to such options shall be freely transferable).

The Company has agreed, pursuant to the Separation Agreement, to provide Mr. DuChene with the benefits described above in exchange for Mr. DuChene agreeing to adhere to certain post-employment restrictive covenants (including covenants relating to confidentiality, non-disparagement, non-competition and non-solicitation) and to execute the Release. The Company’s obligation to make any of the payments or provide any of the benefits is conditioned on Mr. DuChene executing and not revoking the Release.

Roellig Employment Agreement

On March 9, 2005, Fisher Scientific International, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Mark D. Roellig to become Vice President, General Counsel and Corporate Secretary of the Company effective on April 4, 2005 (the “Commencement Date”). A copy of the employment agreement is attached hereto as Exhibit 10.1 and the following summary is qualified in its entirety by reference to the employment agreement. Also attached hereto as Exhibit 10.2 is the press release issued by the Company on March 14, 2005 announcing Mr. Roellig’s employment.

The term of the Agreement expires on April 3, 2010; provided, however, on April 3, 2010 and on each anniversary thereof, the term of the Agreement will be renewed for an additional year, unless either party gives 60 days’ advance notice of its intention not to renew. Pursuant to the Agreement, Mr. Roellig receives a base salary of at least $400,000 and an annual target bonus equal to 100% of base salary. In addition, if Mr. Roellig remains continuously employed with the Company for 30 months following the Commencement Date, he will become fully vested in his retirement benefit under the Company’s Supplemental Executive Retirement and Savings Program (“SERP”). If Mr. Roellig remains continuously employed with the Company for five years following the Commencement Date, he will receive an additional five years of service credit under SERP. Mr. Roellig is entitled to a sign-on bonus of $200,000 upon commencement of his employment with the Company which he must reimburse to the Company on a pro-rata basis if he voluntarily terminates his employment within 18 months of the Commencement Date.

The Company will grant Mr. Roellig stock options to purchase 56,250 shares of Company common stock with an exercise price equal to 100% of fair market value on the date of grant (the “Option Grant”). 60% of the Option Grant will vest on the first anniversary of the date of grant and an additional 20% of the Option Grant will vest on each of the second and third anniversaries of the date of grant. In addition, subject to stockholder approval of the Company’s new equity incentive plan, the Company will grant to Mr. Roellig 22,500 of Company restricted stock (“Restricted Stock Grant”).

If Mr. Roellig’s employment is terminated by the Company without cause or by Mr. Roellig for good reason (including if the Company provides him with a notice of non-extension) (a “Qualifying Termination”), Mr. Roellig will be entitled to receive a lump sum cash payment equal to (i) unpaid salary, vacation, and incentive payments through the date of termination; (ii) 1.5 times his current annual base salary, and (iii) a pro rata portion of his annual target bonus for the year of termination. In addition, the Option Grant and the Restricted Stock Grant will vest in full and the options will remain exercisable for the remainder of their original term.

In addition to the above, if Mr. Roellig experiences a Qualifying Termination prior to the fourth anniversary of the Commencement Date and, on the fourth anniversary of the Commencement Date (the “Measurement Date”) the fair market value of Mr. Roellig’s Option Grant exceeds the aggregate exercise price of such options by less than $1.35 million, then, Mr. Roellig must exercise the options within 30 days of the Measurement Date or such options will terminate, and the Company shall pay Mr. Roellig $1.35 million minus the fair market value of the Option Grant on the exercise date. Likewise, if, on the Measurement Date, the fair market value of the Restricted Stock Grant is less than $1.35 million, the Company will pay Mr. Roellig $1.35 million minus the fair market value of the Restricted Stock Grant.

The Agreement provides that Mr. Roellig will not compete with the Company during the term of the Agreement and for a period of 18 months thereafter.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

See Exhibit Index below.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER SCIENTIFIC INTERNATIONAL INC.

Dated: March 14, 2005	By: /s/ Kevin P. Clark

Name: Kevin P. Clark
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement with Todd DuChene dated March 9, 2005 (furnished herewith)
10.2	Employment Agreement with Mark D. Roellig dated March 9, 2005 (furnished herewith)
99.1	Press Release dated March 14, 2005 (furnished herewith)